Shiner International Announces Third Quarter Fiscal Year 2010 Financial Results

Revenues Up 79%, Net Income Up 339% from 2009 Period

Company to Hold Earnings Call on Monday, November 15

HAIKOU, China, Nov. 11, 2010 /PRNewswire-Asia/ -- Shiner International, Inc. (Nasdaq: BEST) ("Shiner" or the "Company"), an emerging global supplier of packaging solutions for food, tobacco, and consumer products, today announced its financial results for the quarter ended September 30, 2010.

Third Quarter Fiscal 2010 Financial Highlights

•	Revenues for the third quarter of fiscal year 2010 increased by 79.2% year-over-year to $15.5 million, up from $8.7 million in the third quarter of 2009.

•	Net income for the third quarter increased 338.7% year-over-year to $1.3 million, compared to $0.3 million for the third quarter of 2009.

•	Gross margin for the third quarter was 22.1% based on gross profit of $3.4 million, compared to a 17.3% margin in the same period last year.

•	Operating income and operating margin for the third quarter were $1.6 million and 10.5%, respectively, compared to $0.27 million and 3.1%, respectively, in the third quarter of 2009.

•	Earnings per diluted share were $0.05 for the quarter, compared to earnings per diluted share of $0.01 in the same period a year ago.

•	The Company continues to project revenues of $53 million and net income of $4 million, or $0.17 per diluted share, for 2010.

Revenue and Earnings

Shiner's revenue for the three months ended September 30, 2010 increased 79.2% when compared to the same period in 2009. The year-over-year increase in revenue was attributable to changes in the product mix, which includes an increase in sales of higher margin products and stronger domestic product sales across all of the Company's product lines. Coated film sales increased 154.6%, or $3.7 million, from $2.4 million in the third quarter of 2009 to $6.1 million in the third quarter of 2010. Revenue from BOPP tobacco film sales was $3.7 million for the quarter ended September 30, 2010, an increase of 19.3%, from $3.1 million for the same period in 2009. Anti-counterfeit film sales increased 103.9%, or $2.3 million, to $4.5 million from $2.2 million for the comparable period in 2009. Offsetting these increases was a slight decrease in sales of the Company's color printing products, from $1.0 million in the third quarter of 2009 to $0.8 million in the third quarter of 2010.

International sales for the quarter ended September 30, 2010 accounted for 19% of Shiner's total revenues and totaled $2.9 million, down from $3.1 million in the same period in 2009.  International sales were marked by an increase in coated film sales of 32% year-over-year, to $1.7 million from approximately $1.3 million, which was offset by a 37% decrease in anti-counterfeiting film sales from $1.75 million in the 2009 third quarter to $1.1 million for the corresponding 2010 period.

Shiner's gross profit for the three months ended September 30, 2010 was $3.4 million, which represented a gross margin of 22.1% and an increase of 4.8 percentage points from a gross margin of 17.3% for the three months ended September 30, 2009. The increase in gross margin was a direct consequence of an increase in the selling prices of the Company's products, a decrease in overhead unit rates as a result of increased production volume, and lower raw material prices.

Income from operations was $1.6 million for the third quarter, compared to $0.27 million in the same period of 2009. Selling, general and administrative expenses increased by about 46.2%, or $0.6 million, to $1.8 million for the three months ended September 30, 2010, up from $1.2 million for the comparable period in 2009.

For the third quarter of fiscal 2010, Shiner reported net income of $1.3 million compared to net income of $0.30 million in the same period last year. Earnings per share for the quarter were $0.05, compared to earnings of $0.01 per share for the third quarter of 2009. The improvement was largely attributable to higher sales volume and selling prices, lower raw material costs, and lower overhead rates from higher capacity utilization.

As of September 30, 2010, Shiner had $3.0 million in cash and cash equivalents on hand. On September 30, 2010, the Company had five short-term loans outstanding, totaling $4.8 million, and working capital of $11.9 million, an increase of $0.5 million from December 31, 2009.

First Nine Months 2010 Financial Highlights

•	Revenues for the nine months ended September 30, 2010 increased 69.9% year-over-year to $40.3 million, up from $23.7 million in same period of 2009.

•	Net income for the nine-month period was $3.2 million, compared with a net loss of $0.25 million for the same period of 2009.

•	Gross margin for the nine months ended September 30, 2010 was 18.7% based on gross profit of $7.6 million, compared with a 13.0% margin in the same period last year.

•
Operating income and operating margin for the first nine months of fiscal 2010 were $3.7 million and 9.1%, respectively, compared to an operating loss of $0.27 million in the first nine months of 2009.

•	Earnings per diluted share were $0.13 for the nine-month period, compared with a loss per diluted share of $0.01 in the same period a year ago.

The following table sets forth the percentage of total film revenue generated by each of the Company's product lines for the nine months ended September 30, 2010 and 2009, respectively:

	Percent of Total Revenue
	For the nine months ended September 30,
	2010	2009
Coated film	40%	28%
BOPP Tobacco film	30%	41%
Anti-counterfeiting film	24%	22%
Color printed packaging	6%	9%

Operations Outlook

Mr. Qingtao Xing, Shiner's President and CEO, stated: "We are excited to announce such strong results for the third quarter as we build on our success in the first half of the year. Our top and bottom lines have continued to improve, including nearly 340% net income growth since the third quarter of last year. Sales of our three main product lines all showed significant improvement over the same period last year, with particularly robust growth in our coated film and anti-counterfeit film segments, which grew 155% and 104%, respectively, from the third quarter of 2009.

"As we look forward to the end of the year," Mr. Xing said, "We expect earnings to be in line with our previous forecasts and currently estimate fiscal 2010 revenue of $53 million and net income of $4 million. A key driver of our overall growth continues to be stronger demand for advanced packaging under new food safety regulation in China and also constant demand for cost efficient packaging solution internationally. We anticipate opening six sales offices in China and eight more overseas in 2011 to take advantage of emerging opportunities both in China and internationally. Overall, we are encouraged by our strong performance in a difficult macroeconomic environment. Longer-term, we will continue to drive aggressive, international expansion."

Business Highlights

Mr. Xing stated: "I recently returned from PackExpo in Chicago, which is the largest industry tradeshow in the world, and I am very encouraged about Shiner's long-term growth and opportunities based on the feedback that we received from existing customers and potential new customers at the show. We introduced two new products at the show, which were very well received; these products are especially useful in food packaging applications with products such as cheese, nuts or cookies.

"A number of converters and sales agents from the U.S. and Europe expressed strong initial interest in the new products and have approached us to discuss the possibility of becoming a potential reseller in their respective regions. Shiner's ability to produce world-class products at very competitive costs further strengthens my confidence that Shiner has the opportunity to become a significant player in the global supply chain for advanced packaging products."

The emerging Chinese market for better-quality food packaging continues to present a growth opportunity for Shiner. With the ongoing enforcement of the food safety law and leading food companies focusing on protecting their brand image, the Company expects that demand for packaging based on its coated film technology will grow significantly in China. Shiner remains an industry leader in China both in terms of technology and market share.

Conference Call and Webcast Information

Management will host a conference call to discuss these financial results on Monday, November 15 at 9:00 a.m. Eastern time (6:00 a.m. Pacific).

To participate in the call, please dial 1-877-941-1430, or 1-480-629-9667 for international calls, approximately 10 minutes prior to the scheduled start time. Interested parties can also listen via a live Internet webcast, which can be found via the Company's website at http://www.shinerinc.com.

A replay of the call will be available for two weeks from 12 p.m. noon EST on November 15, 2010, until 11:59 p.m. EST on November 29, 2010. The number for the replay is 1-877-870-5176, or 1-858-384-5517 for international calls; the passcode for the replay is 4384987. In addition, a recording of the call will be available via the company's website at http://www.shinerinc.com for one year.

About Shiner International, Inc.

Shiner International is engaged in the research and development, manufacture and sale of flexible packaging material. Products include coated packaging film, shrink-wrap film, common packaging film, anti-counterfeit laser holographic film and color-printed packaging materials. The Company's flexible packaging products are used by manufacturers in the food and consumer products industry to preserve texture, flavor, hygiene, and convenience and safety of their products. The Company was founded in 1990 and is headquartered in Haikou, China.

Approximately 80% percent of Shiner's current customers are located in China, with the remainder spanning Southeast Asia, Europe, the Middle East and North America. Shiner holds 16 patents on products and production equipment, and has an additional ten patent applications pending. The Company's flexible packaging meets the approval of U.S. FDA requirements, as well as those required for food packaging sold in the EU. Shiner's product manufacturing process is certified under ISO 9001:2000. Additional information on Shiner International is available at www.shinerinc.com.

Safe Harbor Statement

All statements in this press release that are not historical are forward- looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Shiner International, Inc.'s current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Shiner's filings with the Securities and Exchange Commission. The information contained in this press release is made as of the date of the press release, even if subsequently made available by Shiner on its website or otherwise.

{Financial statements follow}

SHINER INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$3,013,462	$3,059,796
Restricted cash	-	733,455
Accounts receivable, net of allowance for doubtful
accounts of $320,031 and $252,008	9,850,978	6,405,741
Advances to suppliers	4,785,463	3,192,211
Notes receivable	329,340	88,311
Inventory, net	8,510,888	8,320,624
Prepaid expenses & other current assets	531,869	299,694

Total current assets	27,022,000	22,099,832

Property and equipment, net	11,370,395	12,163,693
Construction in progress	10,703,494	6,582,805
Intangible assets, net	351,311	349,491

TOTAL ASSETS	$49,447,200	$41,195,821

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,051,192	$2,667,835
Other payables	4,730,755	4,487,587
Unearned revenue	325,280	234,543
Accrued payroll	148,307	138,826
Short term loans	4,790,400	3,227,400

Total current liabilities	15,045,934	10,756,191

Commitments and contingencies

EQUITY:
Shiner stockholders' equity:
Common stock, par value $0.001; 75,000,000 shares authorized,
24,750,000 shares issued and 24,688,155 shares outstanding at September 30, 2010 and
24,650,000 shares issued and 24,588,155 shares outstanding at December 31, 2009	24,750	24,650
Additional paid-in capital	11,496,610	11,389,756
Treasury stock (61,845 shares)	(58,036)	(58,036)
Other comprehensive income	3,625,700	2,980,077
Statutory reserve	2,909,554	2,872,856
Retained earnings	16,361,792	13,230,327
Total Shiner stockholders' equity	34,360,370	30,439,630
Noncontrolling interest	40,896	-
Total equity	34,401,266	30,439,630

TOTAL LIABILITIES AND EQUITY	$49,447,200	$41,195,821

The accompanying notes are an integral part of these consolidated financial statements.

SHINER INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE (LOSS)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net Revenue	$15,525,211	$8,662,339	$40,325,828	$23,739,125

Cost of good sold	12,094,836	7,162,799	32,765,876	20,662,603

Gross profit	3,430,375	1,499,540	7,559,952	3,076,522

Operating expenses
Selling	464,852	447,338	1,332,517	1,222,042
General and administrative	1,339,384	786,711	2,566,973	2,127,380
Total operating expenses	1,804,236	1,234,049	3,899,490	3,349,422

Income (loss) from operations	1,626,139	265,491	3,660,462	(272,900)

Non-operating income (expense):
Other income, net	97,337	97,002	361,948	123,269
Interest income	3,266	6,954	9,182	20,991
Interest expense	(64,604)	(39,322)	(161,948)	(127,611)
Exchange gain (loss)	(46,810)	57,583	(76,530)	54,827
Total non-operating income (expense)	(10,811)	122,217	132,652	71,476

Income (loss) before income tax	1,615,328	387,708	3,793,114	(201,424)

Income tax expense	312,191	89,800	628,725	52,097

Net income (loss) including noncontrolling interest	1,303,137	297,908	3,164,389	(253,521)

Less: Net loss attributed to noncontrolling interest	(3,774)	-	(3,774)	-

Net income (loss) attributed to Shiner	1,306,911	297,908	3,168,163	(253,521)

Other comprehensive income
Foreign currency translation gain	533,225	45,977	645,623	1,353

Comprehensive Income (loss)	$1,840,136	$343,885	$3,813,786	$(252,168)

Weighted average shares outstanding :
Basic	24,618,590	24,630,551	24,598,411	24,606,321
Diluted	24,618,590	24,630,551	24,598,411	24,606,321

Earnings (loss) per share attributed to Shiner common stockholders
Basic	$0.05	$0.01	$0.13	$(0.01)
Diluted	$0.05	$0.01	$0.13	$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

SHINER INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2010	2009
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) including noncontrolling interest	$3,164,389	$(253,521)
Adjustments to reconcile net income (loss) including noncontrolling interest to net cash provided by (used in) operating activities:
Depreciation	1,206,248	1,331,282
Amortization	103,223	5,213
Stock compensation expense for options issued to directors	18,954	165,848
Loss on disposal of assets	-	183,619
(Increase) / decrease in assets:
Accounts receivable	(3,286,332)	1,654,695
Inventory	(76,703)	(800,653)
Advances to suppliers	(1,501,433)	(7,056)
Other assets	(57,240)	419,566
Increase / (decrease) in current liabilities:
Accounts payable	2,263,107	(620,656)
Unearned revenue	84,449	187,870
Other payables	149,490	103,444
Accrued payroll	6,527	94,851

Net cash provided by operating activities	2,074,679	2,464,502

CASH FLOWS FROM INVESTING ACTIVITIES
Issuance of notes receivable, net	-	(108,983)
Acquisition of property and equipment	(246,489)	(389,786)
Payments for construction in progress	(3,991,538)	(3,359,178)
Notes receivable	(235,068)	-
(Increase)/Decrease in restricted cash	735,454	(146,372)

Net cash used in investing activities	(3,737,641)	(4,004,319)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of short-term loans	-	(1,096,075)
Proceeds from short-term loans	1,471,000	-
Proceeds from notes payable	-	1,111,845
Repayment of notes payable	-	(419,232)
Purchase of treasury stock	-	(40,299)
Dividend paid	-	(63,219)
Contribution from non-controlling interest	44,670	-

Net cash provided by (used in) financing activities	1,515,670	(506,980)

Effect of exchange rate changes on cash and cash equivalents	100,958	73

NET DECREASE IN CASH & CASH EQUIVALENTS	(46,334)	(2,046,724)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	3,059,796	3,816,454

CASH & CASH EQUIVALENTS, ENDING BALANCE	$3,013,462	$1,769,730

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$161,948	$124,557
Income taxes paid	$449,165	$42,396

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Issued 100,000 shares for capital raising services	$88,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

This information is intended to be reviewed in conjunction with the Company's filings with the Securities and Exchange Commission, which includes the accompanying notes.

Contact Us

At the Company:
Email: ir@shinerinc.com
Web: http://www.shinerinc.com

Investor Relations:
Dave Gentry, U.S.
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 104
Email: info@redchip.com

Jing Zhang, China
RedChip Beijing Representative Office
Tel: +86 10-8591-0635
Web: http://www.RedChip.com

CONTACT:  At the Company: ir@shinerinc.com; Investor Relations: Dave Gentry, U.S., RedChip Companies, Inc., +1-800-733-2447, Ext. 104, info@redchip.com, Jing Zhang, China, RedChip Beijing Representative Office, +86 10-8591-0635